UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 9, 2018

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Real Estate Purchase Contract with David Chymiak

On October 9, 2018, the Company entered into an Agreement for the Purchase and Sale of Real Estate dated as of October 5, 2018, with David Chymiak, as modified by that certain Addendum dated as of October 9, 2018, (collectively, the “Agreement”) in which Mr. Chymiak agreed to purchase the Company’s property located at 1221 E Houston Street, Broken Arrow, OK 74012 (the “Property”) which serves as the Company’s headquarters.  Mr. Chymiak is the Chief Technology Officer, director, and substantial shareholder of the Company.

The Agreement provides for a purchase price of $5,000,000, payable in cash at closing. Subject to title review and other customary provisions, closing is scheduled before the end of October, 2018.

Pursuant to the terms of the Agreement, at closing, the Company’s subsidiary, Tulsat, LLC (“Tulsat”), will enter into a ten year lease with Mr. Chymiak whereby Tulsat will lease the Property from Mr. Chymiak for a monthly rent of $37,500 or $450,000 per year. Tulsat, as tenant, will be responsible for most ongoing expenses related to the facility, including property tax, insurance and maintenance.

The sale of the Property to Mr. Chymiak was unanimously approved by all of the directors of the Company, including Mr. Chymiak, who recused himself from all Board discussions of the sale.  Proceeds of the sale are intended to be used by the Company to pay its indebtedness of $2.5 million to Bank of Oklahoma, N.A. which matures on October 31, 2018.  Excess proceeds will be used to fund working capital of the Company and its subsidiaries.

A copy of the Agreement for the Purchase and Sale of Real Estate and related Addendum are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01 as though fully set forth herein.  The foregoing description of the Agreement for the Purchase and Sale of Real Estate and related Addendum is qualified in its entirety by reference to the full text of documents.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:
Exhibit 10.1 Exhibit 10.2 Exhibit 99.1	Agreement for the Purchase and Sale of Real Estate to David Chymiak. Addendum to Agreement for the Purchase and Sale of Real Estate. Press Release dated October 15, 2018, issued by the Company.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

Date: October 15, 2018

By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1 10.2 99.1	Agreement for the Purchase and Sale of Real Estate to David Chymiak Addendum to Agreement for the Purchase and Sale of Real Estate Press Release dated October 15, 2018, issued by the Company